Exhibit 99.2

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2003

IN U.S. DOLLARS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of

XTEND NETWORKS LTD.

(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Xtend Networks Ltd. (a development stage company) (“the Company”) and its subsidiary as of December 31, 2003, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the year then ended and for the period from August 16, 2000 (inception date) through December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiary as of December 31, 2003, and the consolidated results of their operations and their cash flows for the year then ended and for the period from August 16, 2000 (inception date) through December 31, 2003, in conformity with accounting principles generally accepted in the United States.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
April 29, 2004	A Member of Ernst & Young Global

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

In U.S. dollars (except per share data)

	Note	December 31, 2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	3	$4,789,979
Accounts receivable	4	229,568

Total current assets		5,019,547

PROPERTY AND EQUIPMENT, NET	5	317,124

SEVERANCE PAY FUNDS		159,517

Total assets		$5,496,188

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	6	438,822

Total current liabilities		438,822

ACCRUED SEVERANCE PAY		174,425

COMMITMENTS AND CONTINGENT LIABILITIES	7

SHAREHOLDERS’ EQUITY:	8
Series A Convertible Preferred shares of NIS 0.01 par value:
Authorized - 6,000,000 shares as of December 31, 2003; Issued and outstanding - 2,400,000 shares as of December 31, 2003		5,849
Series B Convertible Preferred shares of NIS 0.01 par value:
Authorized - 8,704,277 shares as of December 31, 2003; Issued and outstanding - 5,132,896 and 3,795,015 shares as of December 31, 2003;
Aggregate liquidation preference (Series A and B) of $14,076,547 at December 31, 2003		11,555
Ordinary shares of NIS 0.01 par value:
Authorized - 23,295,723 shares as of December 31, 2003; Issued and outstanding - 5,000,000 shares as of December 31, 2003		12,207
Additional paid-in capital		12,393,741
Deficit accumulated during the development stage		(7,540,411)

Total shareholders’ equity		4,882,941

Total liabilities and shareholders’ equity		$5,496,188

The accompanying notes are an integral part of the consolidated financial statements.

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

In U.S. dollars

	Note	Year ended December 31, 2003	Period from August 16, 2000 (inception date) to December 31, 2003
Research and development costs		$1,834,027	$5,242,859
Less - participation by the Office of the Chief Scientist		329,698	578,324

Research and development costs, net	9	1,504,329	4,664,535

Marketing expenses		683,993	1,343,240

General and administrative expenses		493,411	1,542,177

Operating loss		(2,681,733)	(7,549,952)

Financial income, net		(54,252)	(25,757)

Net loss		$(2,627,481)	$(7,524,195)

The accompanying notes are an integral part of the consolidated financial statements.

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

In U.S. dollars (except share data)

	Series A convertible Preferred shares		Series B convertible Preferred shares		Ordinary shares		Additional paid-in capital	Deferred stock compensation	Deficit accumulated during the development stage	Total shareholders’ Equity
	Number	Amount	Number	Amount	Number	Amount
Issuance of Ordinary shares in August 2000	—	$—	—	$—	5,000,000	$12,207	$—	$—	$(10,957)	$1,250
Issuance of Series A Convertible Preferred shares, in August 2000, net of issuance costs of $68,000	2,400,000	5,849	—	—	—	—	1,931,835	—	(5,259)	1,932,425
Issuance of Series B Convertible Preferred shares in July 2001, net of issuance costs of $129,000	—	—	2,164,474	5,165	—	—	4,240,597	—	—	4,245,762
Issuance of Series B Convertible preferred shares, in May 2002, net of issuance costs of $60,000	—	—	1,630,541	3,346	—	—	5,937,363	—	—	5,940,709
Deferred stock compensation to employees	—	—	—	—	—	—	43,030	(43,030)	—	—
Amortization of deferred stock compensation	—	—	—	—	—	—	—	43,030	—	43,030
Stock-based compensation related to warrants granted to consultants	—	—	—	—	—	—	243,960	—	—	243,960
Net loss	—	—	—	—	—	—	—	—	(4,896,714)	(4,896,714)

Balance as of December 31, 2002	2,400,000	5,849	3,795,015	8,511	5,000,000	12,207	12,396,785	—	(4,912,930)	7,510,422
Issuance of Series B Convertible preferred shares in May 2003	—	—	1,337,881	3,044	—	—	(3,044)	—	—	—
Net loss	—	—	—	—	—	—	—	—	(2,627,481)	(2,627,481)

Balance as of December 31, 2003	2,400,000	$5,849	5,132,896	$11,555	5,000,000	$12,207	$12,393,741	$—	$(7,540,411)	$4,882,941

The accompanying notes are an integral part of the consolidated financial statements.

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

In U.S. dollars

	Year ended December 31, 2003	Period from August 16, 2000 (inception date) to December 31, 2003
Cash flows from operating activities
Net loss	$(2,627,481)	$(7,524,195)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	116,833	264,418
Accrued severance pay, net	9,198	14,908
Exchange rate differences of long-term loans	—	(7,734)
Decrease (increase) in accounts receivable	84,604	(229,568)
Increase (decrease) in accounts payable	(60,777)	438,822
Amortization of deferred stock compensation	—	43,030
Compensation related to non-employees	—	243,960

Net cash used in operating activities	(2,477,623)	(6,756,359)

Cash flows from investing activities
Purchase of property and equipment	(67,171)	(581,542)

Net cash used in investing activities	(67,171)	(581,542)

Cash flows from financing activities
Net proceeds from issuance of shares	—	12,120,146
Long-term loans received	—	163,034
Repayment of long-term loans	(60,613)	(155,300)

Net cash provided by (used in) financing activities	(60,613)	12,127,880

Increase (decrease) in cash and cash equivalents	(2,605,407)	4,789,979
Cash and cash equivalents at the beginning of the year	7,395,386	—

Cash and cash equivalents at the end of the year	$4,789,979	$4,789,979

The accompanying notes are an integral part of the consolidated financial statements.

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars

NOTE 1:- GENERAL

Xtend Networks Ltd. (“the Company”), an Israeli corporation, commenced operations at the beginning of August 16, 2000. The Company is engaged in developing technology related to the extension of the frequency spectrum of CATV coaxial networks.

In June 2002, the Company established a wholly-owned subsidiary, Xtend Networks Inc. (“the subsidiary”) in the State of Delaware in the United States. The principal activity of the subsidiary is marketing and future sales and support to the Company’s product.

The Company is devoting substantially all of its efforts toward conducting research, development and marketing of an innovative infrastructure. The Company’s activities also include raising capital, recruiting personnel and building infrastructure. In the course of such activities, the Company has sustained operating losses and expects such losses to continue for the foreseeable future. The Company has not generated any revenues or product sales and has not achieved profitable operations or positive cash flow from operations. The Company’s deficit accumulated during the development stage aggregated approximately $ 7.5 Million through December 31, 2003. There is no assurance that profitable operations, if ever achieved, could be sustained on a continuing basis.

The Company plans to continue to finance its operations with a combination of stock issuance and private placements and, in the longer term, revenues from product sales. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing needed for the long-term development and commercialization of its planned products.

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of these consolidated financial statements, on a consistent basis, are:

a.	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars:

The functional currency of the Company is the U.S. dollars, as the U.S. dollar is the primary currency of the economic environment in which the Company has operated and expects to continue to operate in the foreseeable future. The majority of the Company’s operations are currently conducted in Israel and most of the Israeli expenses are currently paid in new Israeli shekels (“NIS”); However, the Company’s budget is prepared in U.S. dollars, the Company’s negotiations with potential customers are conducted in U.S. dollars and financing and investing activities including equity transactions and cash investments are made in U.S. dollars.

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into U.S. dollars in accordance with Statement No. 52 of the Financial Accounting standards Board (“FASB”) “Foreign Currency Translation”. All transactions gains and losses from the remeasurement of monetary balance sheet items are reflected in the statements of operations as financial income or expenses as appropriate.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Xtend Networks Inc. Intercompany balances have been eliminated upon consolidation.

d.	Cash equivalents:

Cash equivalents include short-term highly liquid investments that are readily convertible into cash with original maturities of three months or less.

e.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, at the following annual rates:

%
Office furniture	7 - 15
Computers	33
Electronic equipment	15
Motor vehicles	15
Leasehold improvement	Over the term of the lease

The Company’s long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long- Lived Assets” (“SFAS No. 144”) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Throughout December 31, 2003, no impairment losses have been identified.

f.	Research and development costs:

Research and development costs, net of participations, are charged to the statement of operations as incurred.

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

g.	Royalty-bearing grants:

Royalty-bearing grants from the Government of Israel for funding approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred and included as a deduction of research and development costs.

h.	Severance pay:

The Company’s liability for severance pay for its employees in Israel is calculated pursuant to Israel’s Severance Pay Law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date. Employees are entitled to one month’s salary for each year of employment or a portion thereof. The Company’s liability for all of its employees is fully provided by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company’s balance sheet.

h.	Severance pay (cont.):

The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israel’s Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

Severance pay expenses for the year ended December 31, 2003, amounted to $ 80,470.

i.	Accounting for stock-based compensation:

The Company has elected to follow Accounting Principles Board Statement No. 25, “Accounting for Stock Options Issued to Employees” (“APB No. 25”) and FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation” (“FIN No. 44”) in accounting for its employee stock option plans. Under APB No. 25, when the exercise price of an employee stock option is less than the market price of the underlying stock on the date of grant, compensation expense is recognized.

The Company adopted the disclosure provisions of Financial Accounting Standards Board Statement No. 148, “Accounting for Stock-Based Compensation - transition and disclosure” (“SFAS No. 148”), which amended certain provisions of SFAS 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, effective as of the beginning of the fiscal year. The Company continues to apply the provisions of APB No. 25, in accounting for stock-based compensation.

Pro forma information regarding the Company’s net loss which is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123 is not provided as the fair value is nil. The fair value of these options was estimated at the date of grant using Minimum - Value Options Pricing Model with the following assumptions for 2003: risk-free interest rate of 1%; expected dividend yield of 0%; expected volatility of 0% and expected lives of the options of 2.5 years.

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company applies SFAS No. 123 and Emerging Issues Task Force No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”), with respect to warrants issued to non-employees. SFAS No. 123 requires the use of option valuation models to measure the fair value of the warrants at the date of grant.

j.	Income taxes:

The Company and its subsidiary account for income taxes in accordance with Statement of Financial Accounting Standards No.109, “Accounting for Income Taxes”. This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiary provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

k.	Fair value of financial instruments:

The carrying amount of cash and cash equivalents, accounts receivable and payables approximate their fair value, due to the short-term maturities of such instruments.

l.	Concentrations of credit risk

Financial instruments that potentially subject the Company and its subsidiary to concentrations of credit risk consist principally of cash and cash equivalents. Cash and cash equivalents are invested in major banks in Israel and in the United States. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company’s investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

Other financial instruments consist of accounts receivable, due mainly from governmental authorities. Management believes that minimal credit risk exists with respect to these receivables.

The Company and its subsidiary have no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

NOTE 3:- CASH AND CASH EQUIVALENTS

December 31, 2003
Cash in bank	$14,559
Bank deposits in U.S. dollars, bearing annual interest rate of approximately 1.0%	4,634,052
Bank deposits in NIS, bearing annual interest rate of approximately 3.8%	141,368

$4,789,979

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars

NOTE 4:- ACCOUNTS RECEIVABLE

December 31, 2003
Government authorities	$73,813
Office of the Chief Scientist	40,000
Related party (1)	49,018
Others	66,737

$229,568

(1)	See Note 11.

NOTE 5:- PROPERTY AND EQUIPMENT, NET

Cost:
Office furniture	$35,083
Computers	165,797
Electronic equipment	258,666
Motor vehicles	109,659
Leasehold improvements	12,337

581,542

Accumulated depreciation:
Office furniture	9,431
Computers	121,815
Electronic equipment	82,368
Motor vehicles	48,387
Leasehold improvements	2,417

264,418

Depreciated cost	$317,124

For the year ended December 31, 2003, depreciation expenses amounted to $ 116,833 .

NOTE 6:- ACCOUNTS PAYABLE

Trade payables	$97,220
Employees and payroll accruals	254,212
Accrued expenses and other payables	87,390

$438,822

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars

NOTE 7:- COMMITMENTS AND CONTINGENT LIABILITIES

a.	The Company and its subsidiary rent their facilities and motor vehicles under operating lease agreements which expire on various dates the latest of which is in 2006. Minimum future rental payments due under non-cancelable operating leases are as follows:

2004	$148,122
2005	52,889
2006	40,976

$241,987

Total rent expenses for the years ended December 31, 2003 were approximately $122,000.

b.	The Company participated in programs sponsored by the Israeli Government for the support of research and development activities. Through December 31, 2003, the Company had obtained grants from the Office of the Chief Scientist of the Israeli Ministry of Industry and Trade (“the OCS”) aggregating to approximately $ 538,000 for certain of the Company’s research and development projects. The Company is obligated to pay royalties to the OCS, amounting to 3%-5% of the sales of the products and other related revenues generated from such projects, up to 100% of the grants received, linked to the U.S. dollar and bearing interest at the rate of LIBOR. The obligation to pay these royalties is contingent on actual sales of the products and in the absence of such sales no payment is required.

NOTE 8:- SHAREHOLDERS’ EQUITY

a.	Share capital:

The Ordinary shares confer upon the holders the right to receive notice to participate and vote in general meetings of the Company, and the right to receive dividends, if declared and to participate in the distribution of the surplus assets and funds of the Company in the event of liquidation, dissolution or winding up of the Company.

The Preferred shares entitle their holders to the following principal rights:

•	The voting rights of the Preferred shares are identical to those of the Ordinary shares.

•	In the event of liquidation or other similar event, the holders of Preferred shares will be entitled to receive, prior to all holders of Ordinary shares, an amount equal to the purchase price of their shares, plus declared but unpaid dividends and 6% annual interest on the applicable purchase price for each Preferred share.

•	Each Preferred share is convertible into one Ordinary share at any time for no additional consideration, subject to anti-dilution adjustments.

•	In the event of an Initial Public Offering, the Preferred shares shall be automatically converted into Ordinary shares in accordance with the applicable conversion rate, as defined in the share purchase agreements.

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars

NOTE 8:- SHAREHOLDERS’ EQUITY (Cont.)

b.	During 2000, the Company effected a one to ten stock split effected as stock dividend on its Ordinary shares and Series A Preferred shares. All Ordinary shares, Series A Preferred shares, options and per share amounts have been adjusted to give retroactively effect to this stock split for all periods presented.

c.	On July 24, 2001, the Company signed an agreement according to which the Company issued 2,164,474 Series B Preferred Shares in consideration for $4.2 million. According to the agreement nine months after closing of the first part of the investment, as described above, in the event that the Company would meet certain milestones, as defined in the agreement, the Company shall have the right to demand the investors in this round to invest up to additional $ 6 million in the Company at a Company pre-money valuation of approximately $44 million (the “High Call Option”), otherwise the Company shall have the right to demand the investors in the round to invest up to additional $ 6 million in the Company at a Company pre-money valuation of approximately $24 million (the “Low Call Option”).

In May 2002, since the parties were not conclusive as to whether the criteria for High or Low call option were met they signed an amendment to the agreement, according to which, the Company issued 1,630,541 Series B Preferred shares in consideration for $ 6 million, according to the valuation determined in the original High Call Option. However, in the event that certain criteria regarding additional rounds of financing in the Company would not occur, the Company will issue to the investors an additional 1,337,881 Series B Preferred shares, no later than April 15, 2003, for no consideration, to reflect the valuation determined in the Low Call Option.

In May 2003, the Company issued the abovementioned Series B Preferred shares, as the criteria were not met.

d.	Stock-option plans:

In October 2000 and July 2003, the Board of Directors of the Company adopted stock option plans (“the Plans”), according to which options may be granted to employees, directors and consultants.

Pursuant to the Plans, the Company reserved for issuance 2,000,000 Ordinary shares. As of December 31, 2003, an aggregate of 1,092,000 Ordinary shares of the Company are still available for future grant.

Each option granted under the Plans is exercisable until the earlier of eight years from the date of the grant of the option or the expiration dates of the respective option plans. The 2000 and 2003 option plans will expire on December 31, 2009 and 2011, respectively. The exercise price of the options granted under the plans may not be less than the nominal value of the shares into which such options are exercisable. The options vest primarily over four years of employment. Any options, that are cancelled or forfeited before expiration, become available for future grant.

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars

NOTE 8:- SHAREHOLDERS’ EQUITY (Cont.)

e.	A summary of the Company’s stock option activity (except warrants to consultants) under the Plans is as follows:

	Year ended December 31, 2003
	Number of options	Weighted average exercise price
Outstanding-beginning of the year	328,000	$0.30
Granted	525,000	$1.00
Forfeited	(50,000)	$1.00

Outstanding - end of the year	803,000	$0.71

Options exercisable at the end of the year	306,000	$0.36

The options outstanding as of December 31, 2003, have been separated into ranges of exercise price, as follows:

Exercise price	Options outstanding as of December 31, 2003	Weighted average remaining contractual life (Years)	Weighted Average exercise price	Options exercisable at December 31, 2003	Weighted Average exercise price of exercisable options
$0.002	200,000	5.00	$0.002	162,500	$0.002
$0.42	68,000	5.00	$0.42	51,000	$0.42
$1.00	535,000	7.50	$1.00	92,500	$1.00

	803,000	6.50	$0.73	306,000	$0.36

No compensation expense was recognized, as the exercise price was greater than the fair value of the ordinary shares on the date of grant.

The weighted average fair value of options granted during the year ended December 31, 2003 was:

Exercise price on the grant date that exceeds market price
Weighted average exercise price	$1.00
Weighted average fair value on grant date	$0.00

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars

NOTE 8:- SHAREHOLDERS’ EQUITY (Cont.)

f.	Warrants issued to consultants:

The Company’s outstanding warrants to consultants as of December 31, 2003 are as follows:

Issuance date	Warrants for Ordinary shares	Exercise price per share	Warrants exercisable	Exercisable through
August 2000	50,000	$0.42	50,000	August 2008
August 2000 *)	494,737	$0.125	494,737	August 2008
July 2003	55,000	$1.00	—	July 2011

	599,737		544,737

*)	In March 2001, an agreement with Znook Ltd. (“Znook”) was signed, effective as of August 2000, whereby Znook was granted 494,737 options to purchase Ordinary shares in consideration for venture development services for 12 month period. The exercise price is $ 0.125 per share. The fair value for these options was estimated using Black-Scholes options pricing model with the following assumptions: risk-free interest rate of 5%, dividend yield of 0%, volatility - 50% and contractual life of the options of 7 years. Total compensation expense related to these options amounted to $ 221,160.

The Company had accounted for its warrants to consultants under the fair value method as SFAS No. 123 and EITF 96-18. Warrants granted in 2003 vest primarily over 4 years. The fair value for these options was estimated using Black-Scholes, option-pricing model with the following weighted-average assumptions for 2003 and 2001: risk-free interest rates of 3.0% and 5%, respectively; dividend yields of 0% for each year; volatility factors of the expected market price of the Company’s Ordinary shares of 50% for each year; and a weighted-average contractual life of the warrants of 8 years.

In connection with the granting of warrants to consultants, the Company did not record stock compensation expenses in 2003.

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars

NOTE 9:- RESEARCH AND DEVELOPMENT COSTS, NET

	Year ended December 31, 2003	Period from August 16, 2000 (inception date) to December 31, 2003
Salaries and related expenses	$1,172,207	$3,267,548
Supplies and subcontractors	457,114	1,350,523
Rental fees	96,324	284,296
Depreciation	80,973	194,740
Others	27,409	145,752

	1,834,027	5,242,859
Less - participation of the Chief Scientist	329,698	578,324

	$1,504,329	$4,664,535

NOTE 10:- TAXES ON INCOME

a.	Measurement of taxable income under the Income Tax (Inflationary Adjustments) Law, 1985:

Results for tax purposes are measured and reflected in real terms in accordance with the change in the Israeli Consumer Price Index (“CPI”). As explained in Note 2b the consolidated financial statements are presented in U.S. dollars. The differences between the change in the Israeli CPI and in the NIS/U.S. dollar exchange rate causes a difference between taxable income or loss and the income or loss before taxes reflected in the consolidated financial statements. In accordance with paragraph 9(f) of Statement of Financial Accounting Standard No. 109 “Accounting for Income Taxes” (“SFAS No. 109”) the Company has not provided deferred income taxes on this difference between the reporting currency and the tax bases of assets and liabilities.

b.	Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (“the Law”):

The Company’s production facilities in Israel have been granted an “Approved Enterprise” status under the above law. The main benefit arising from such status is the reduction in tax rates on income derived from “Approved Enterprises”. Consequently, the Company is entitled to two years of tax exemption and five years of reduced tax rate (25%).

The period of tax benefits, detailed above, is subject to limit of 12 years from the commencement of production, or 14 years from the approval date, whichever earlier. Given the aforementioned conditions, the period of benefits for the production facilities, which has not yet commenced, will terminate no later than 2017. If the Company will be “Foreign Investors’ Company”, as defined by that law and, as such, will be entitled to additional reduction of the tax to 15%-20% (based on the percentage of foreign ownership in each taxable year) and extension of three years of the benefit period.

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars

NOTE 10:- TAXES ON INCOME (Cont.)

The entitlement to the above benefits is conditional upon the Company’s fulfilling the conditions stipulated by the above law, regulations published thereunder and the instruments of approval for the specific investments in “approved enterprises”. In the event of failure to comply with these conditions, the benefits may be canceled and the Company may be required to refund the amount of the benefits, in whole or in part, including interest. As of December 31, 2003, management believes that the Company is meeting all of the aforementioned conditions.

The tax-exempt income attributable to the “Approved Enterprise” can be distributed to shareholders without subjecting the Company to taxes only upon the complete liquidation of the Company. If these retained tax-exempt profits are distributed in a manner other than in the complete liquidation of the Company they would be taxed at the corporate tax rate applicable to such profits as if the Company had not elected the alternative system of benefits, currently 25% for an “Approved Enterprise”. As of December 31, 2003, the accumulated deficit of the Company during the development stage does not include tax-exempt profits earned by the Company’s “Approved Enterprise”. Income from sources other than the “Approved Enterprise” during the benefit period will be subject to tax at the regular corporate tax rate of 36%.

c.	Israeli tax reform:

On January 1, 2003 a comprehensive tax reform took effect in Israel. Pursuant to the reform, resident companies are subject to Israeli tax on income accrued or derived in Israel or abroad. In addition, the concept of “controlled foreign corporation” was introduced according to which an Israeli company may become subject to Israeli taxes on certain income of a non-Israeli subsidiary if the subsidiary’s primary source of income is passive income (such as interest, dividends, royalties, rental income or capital gains). The tax reform also substantially changed the system of taxation of capital gains.

d.	The Company has accumulated losses for tax purposes as of December 31, 2003, in the amount of approximately $5.4 million, which may be carried forward and offset against taxable income in the future for an indefinite period.

The Company’s subsidiary in the U.S. have estimated total available carryforward tax losses of $430,000 to offset against future taxable profits of 7-20 years.

e.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

As of December 31, 2003, the Company and its subsidiary have provided full valuation allowances in respect of deferred tax assets resulting from tax loss carryforwards. Management currently believes that since the Company and its subsidiary have a history of losses it is more likely than not that the deferred tax regarding the loss carryforwards and other temporary differences will not be realized in the foreseeable future.

XTEND NETWORKS LTD. AND ITS SUBSIDIARY

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In U.S. dollars

NOTE 10:- TAXES ON INCOME (Cont.)

Significant components of the Company’s deferred tax assets are as follows:

December 31, 2003
Reserves and allowances	$46,200
Net operating loss carry forwards	2,111,760

Net deferred tax assets before valuation allowance	2,157,960
Valuation allowance	(2,157,960)

Net deferred tax assets	$—

f.	The main reconciling items between the statutory tax rate of the Company (36%) and the effective tax rate are the non-recognition of tax benefits from accumulated net operating losses carry forward among due to the uncertainty of the realization of such tax benefits and the effect of approved enterprise.

NOTE 11:- BALANCES WITH RELATED PARTIES

Accounts receivable include loan granted to founder in the original amount of $ 50,000. The loan bears annual interest of 4% and is linked to Israel’s Consumer Price Index. Principal and interest are paid in 11 installments monthly of NIS 2,000 ($ 450) each, and the remaining balance was due on April 1, 2003. As of the balance sheet date, the founder had not paid the remainder of the balance in the amount of $ 49,000. The loan is secured by a pledge of 120,000 Ordinary shares.

XTEND NETWORKS LTD.

(A Development Stage Company)

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2004

(Unaudited)

XTEND NETWORKS LTD.

(A Development Stage Company)

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2004

(Unaudited)

TABLE OF CONTENTS

Condensed consolidated interim financial statements:

Page
Balance Sheet	2

Statement of Operations	3

Statement of Cash Flows	4

Notes to Condensed Consolidated Financial Statements	5-6

XTEND NETWORKS LTD.

(A Development Stage Company)

CONDENSED CONSOLIDATED BALANCE SHEET

June 30, 2004
(In Thousands) (Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,191
Accounts receivable	481

Total current assets	3,672

PROPERTY AND EQUIPMENT, NET	325

Total assets	$3,997

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$307
Accrued liabilities	630

Total Current Liabilities	937

STOCKHOLDERS’ EQUITY
Series A Convertible Preferred shares of NIS 0.01 par value:
Authorized - 6,000,000 shares Issued and outstanding - 2,400,000 shares	6
Series B Convertible Preferred shares of NIS 0.01 par value:
Authorized - 8,704,277 shares Issued and outstanding - 5,132,896 shares	12
Aggregate liquidation preference (Series A and B) of $14,492,000
Ordinary shares of NIS 0.01 par value:
Authorized - 23,295,723 shares Issued and outstanding - 5,000,000 shares	12
Additional paid-in capital	12,674
Deficit accumulated during the development stage	(9,644)

Total Stockholders’ Equity	3,060

Total Liabilities and Stockholders’ Equity	$3,997

The accompanying notes are an integral part of the condensed consolidated financial statements.

XTEND NETWORKS LTD.

(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In Thousands)

	Six Months ended June 30, 2004	Period from August 2000 (inception date) to June 30, 2004
	(Unaudited)	(Unaudited)
OPERATING EXPENSES:
Research and development expenses, net	$1,092	$5,757
Marketing expenses	515	1,858
General and administrative expenses	245	1,787
Cash payments to option holders and employees, related to the acquisition of the Company	269	269

Total operating expenses	2,121	9,671

FINANCIAL INCOME, net	17	43

LOSS FOR THE PERIOD	$2,104	$9,628

The accompanying notes are an integral part of the condensed consolidated financial statements.

XTEND NETWORKS LTD.

(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In Thousands)

	Six Months ended June 30, 2004	Period from August 2000 (inception date) to June 30, 2004
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,104)	$(9,628)
Adjustments required to reflect cash flows from operating activities:
Depreciation	94	358
Exchange rate differences of long term loans		(8)
Increase in accounts receivable	(251)	(481)
Increase (decrease) in accounts payable	(132)	307
Increase in accrued liabilities	615	630
Compensation related to non-employees	12	256
Amortization of deferred compensation		43
Cash payments to option holders and employees, related to the acquisition of the Company	269	269

Net cash used in operating activities	(1,497)	(8,254)

CASH FLOWS FROM INVESTING ACTIVITIES -
Purchase of property and equipment	(102)	(683)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of shares		12,120
Long-term loans received		163
Repayment of long-term loans		(155)

Net cash provided by financing activities	—	12,128

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,599)	3,191
BALANCE OF CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,790	—

BALANCE OF CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,191	$3,191

The accompanying notes are an integral part of the condensed consolidated financial statements.

XTEND NETWORKS LTD.

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements

NOTE 1-GENERAL:

a.	Xtend Networks Ltd. (“the Company”), an Israeli corporation, commenced operations at the beginning of August 2000. The Company is engaged in developing technology related to the extension of the frequency spectrum of CATV coaxial networks.

In June 2002, the Company established a wholly-owned subsidiary, Xtend Networks Inc. (“the subsidiary”) in the State of Delaware in the United States. The principal activity of the subsidiary is marketing, sales and support to the Company’s product line.

b.	On June 30, 2004 the Company and its shareholders entered into a share exchange agreement with Vyyo Inc. (hereafter - Vyyo), according to which all of the outstanding shares of the Company were exchanged for shares of Vyyo and for certain cash payments, and the Company became a wholly-owned subsidiary of Vyyo.

In connection with the acquisition, Vyyo agreed to make cash payments to certain other Company option holders and Company employees in connection with those parties’ outstanding options in the Company. These cash payments include a payment of approximately $269,000 paid in cash at the closing of the acquisition and a payment of approximately $255,000 which is expected to be paid over two years upon realization of certain conditions. In addition, Vyyo granted a certain employee of the Company 146,000 restricted shares of Vyyo, out of which 71,000 shares shall vest over a six month period and 75,000 shares are subject to performance criteria.

In connection with the acquisition, Vyyo committed to contribute to the Company up to $10 million, to be contributed in stages based on the operational needs of the Company.

c.	As of June 30, 2004, the Company is still in the development stage. The Company anticipates that it will continue to incur significant losses and generate negative cash flows from operations in connection with the development, initial production, marketing and sales of its products.

d.	The accompanying unaudited interim consolidated financial statements have been prepared as of June 30, 2004 and for the six month period then ended in accordance with accounting principles generally accepted in the United States (U.S. GAAP) relating to the preparation of financial statements for interim periods. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States, but which are not required for interim reporting purposes, have been condensed or omitted.

These financial statements should be read in conjunction with the Company’s annual financial statements and accompanying notes as of December 31, 2003.

The interim consolidated financial statements reflect all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the period presented.

Results for the six month period ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

XTEND NETWORKS LTD.

(A Development Stage Company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2-SEVERANCE LIABILITY

The amounts paid related to severance and severance expenses for the six month period ended June 30, 2004 were $76,000 and $99,000, respectively.

The Company is obligated to make a contribution, with respect to severance pay obligations, of $56,000 for the period beginning July 1, 2004 and ending December 31, 2004.

NOTE 3-EMPLOYEE STOCK-BASED COMPENSATION

Pro forma information regarding loss and loss per share required under SFAS No. 123 has been determined as if the Company had accounted for its stock options under the fair value method of SFAS No. 123. The pro forma loss per share reflects both (i) the charge for stock included in the historical loss and (ii) the expense allocation based on the SFAS No. 123 calculation. The fair value for stock options was estimated at the date of option grant using the Minimum - Value Options Pricing model with the following weighted-average assumptions for the six months ended June 30, 2004: risk-free interest of 1%, dividend yields of zero; expected life of the options of 2.5 and volatility of zero. For the six months ended June 30, 2004, the stock-based employee compensation determined under fair value method is not provided as the fair value is nil for all awards.